As filed with the Securities and Exchange Commission on November 22, 2024

Registration No. 333- _________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	2800	33-0264467
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

20321 Valencia Circle

Lake Forest, CA 92630

(949) 635-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tony Chung

Chief Executive Officer

Liquidmetal Technologies, Inc.

20321 Valencia Circle

Lake Forest, CA 92630

Phone: (949) 635-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Curt P. Creely, Esq.

Foley & Lardner LLP

100 North Tampa Street, Suite 2700

Tampa, Florida 33602

(813) 229-2300

(813) 221-4210-Fax

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the selling stockholders.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 22, 2024

PROSPECTUS

LIQUIDMETAL TECHNOLOGIES, INC.

417,326,959 Shares
Common Stock

This prospectus relates to the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 417,326,959 shares of our common stock, $0.001 par value per share (the “Resale Shares”), consisting of (i) up to 10,066,809 Resale Shares issuable upon exercise of a warrant to purchase shares of our common stock issued by us to a selling stockholder pursuant to a Securities Purchase Agreement, dated March 10, 2016, between us and Liquidmetal Technology Limited, a Hong Kong company, (ii) up to 900,000 Resale Shares issuable upon exercise of stock options granted under our 2015 Equity Incentive Plan to a selling stockholder, (iii) up to 1,360,150 Resale Shares acquired by a selling stockholder in open market transactions, and (iv) up to 405,000,000 Resale Shares acquired by certain of the selling stockholders in privately negotiated transactions with a current stockholder.

We are registering the Resale Shares for resale by the selling stockholders or their transferees, pledgees, donees or assigns or other successors in interest. The selling stockholders may sell any, all or none of the Resale Shares offered by this prospectus, and we do not know when or in what amount the selling stockholders may sell their Resale Shares hereunder following the effective date of this registration statement. We provide more information about how a selling stockholder may sell its Resale Shares in the section titled “PLAN OF DISTRIBUTION” on page 12 of this prospectus.

The prices at which the selling stockholders may sell the Resale Shares will be determined by the prevailing market price for shares of our common stock or in privately negotiated transactions. We are not selling any shares of common stock under this prospectus, and we will not receive any proceeds from the sale of the Resale Shares by the selling stockholders. The Company will bear all costs relating to the registration of the Resale Shares, other than any selling stockholder’s legal or accounting costs or commissions.

Our common stock trades on The OTCQB under the symbol “LQMT.” On November 21, 2024, the last reported sale price of our common stock was $0.0453 per share.

Investing in our common stock involves a high degree of risk. Before purchasing any of the shares covered by this prospectus, carefully read and consider the risk factors in the section entitled “RISK FACTORS” beginning on page 5.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________.

This prospectus is a part of the registration statement that we filed with the Securities and Exchange Commission. The selling stockholders named in this prospectus may from time to time sell the securities described in this prospectus.

You should rely only on the information contained in, or incorporated by referenced into, this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not authorized anyone to provide you with information that is different from the information contained in, or incorporated by reference into, this prospectus or in any free writing prospectus we may authorize to be made available to you. This prospectus may only be used where it is legal to offer and sell our securities. The information contained in, or incorporated by reference into, this prospectus is accurate only as of the date of this prospectus or the date of the information incorporated by reference into this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

This summary highlights information that we present more fully in the rest of this prospectus and does not contain all of the information you should consider before investing in our securities. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. You should read the entire prospectus carefully, including the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and related notes included elsewhere in this prospectus and the information incorporated into this prospectus by reference. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “Liquidmetal Technologies,” “Liquidmetal” or “the Company” refer to Liquidmetal Technologies, Inc., and its subsidiaries.

Overview

We are a materials technology company that works with manufacturing and commercial partners to develop and commercialize products made from our proprietary amorphous alloys. Our Liquidmetal® family of alloys consists of a variety of proprietary bulk alloys and composites that utilize the advantages offered by amorphous alloy technology. We design, develop, and sell custom products and parts from bulk amorphous alloys to customers in various industries. We also partner with third-party manufacturers and licensees to develop and commercialize Liquidmetal alloy products.

Amorphous alloys are, in general, unique materials that are distinguished by their ability to retain a random atomic structure when they solidify, in contrast to the crystalline atomic structure that forms in other metals and alloys when they solidify. Liquidmetal alloys are proprietary amorphous alloys that possess a combination of performance, processing, and potential cost advantages that we believe will make them preferable to other materials in a variety of applications. The amorphous atomic structure of bulk alloys enables them to overcome certain performance limitations caused by inherent weaknesses in crystalline atomic structures, thus facilitating performance and processing characteristics superior in many ways to those of their crystalline counterparts. We believe the alloys and the molding technologies we employ can result in components for many applications that exhibit exceptional dimensional control and repeatability that rivals precision machining, excellent corrosion resistance, brilliant surface finish, high strength, high hardness, high elastic limit, alloys that are non-magnetic, and the ability to form complex shapes common to the injection molding of plastics. All of these characteristics are achievable from the molding process, so design engineers often do not have to select specific alloys to achieve one or more of the characteristics as is the case with crystalline materials. We believe these advantages could result in Liquidmetal alloys supplanting high-performance alloys, such as titanium and stainless steel, and other incumbent materials in a wide variety of applications. Moreover, we believe these advantages could enable the introduction of entirely new products and applications that are not possible or commercially viable with other materials.

Our revenues are derived from (i) selling our bulk amorphous alloy custom products and parts for applications which include, but are not limited to, non-consumer electronic devices, medical products, automotive components, and sports and leisure goods; (ii) selling tooling and prototype parts such as demonstration parts and test samples for customers with products in development; and (iii) product licensing and royalty revenue.

Our cost of sales consists primarily of the costs of manufacturing, which include raw alloy and direct labor costs. Selling, general, and administrative expenses currently consist primarily of salaries and related benefits, travel, consulting and professional fees, depreciation and amortization, insurance, office and administrative expenses, and other expenses related to our operations.

Research and development expenses represent salaries, related benefits expenses, consulting and contract services, expenses incurred for the design and testing of new processing methods, expenses for the development of sample and prototype products, and other expenses related to the research and development of Liquidmetal bulk alloys. Costs associated with research and development activities are expensed as incurred. We plan to enhance our competitive position by improving our existing technologies and developing advances in amorphous alloy technologies. We believe that our research and development efforts will focus on the discovery of new alloy compositions, the development of improved processing technology, and the identification of new applications for our alloys.

Our Strategy

The key elements of our strategy include:

●	Focusing our marketing activities on select products with optimized gross margins;

●	Pursuing strategic partnerships in order to more rapidly develop and commercialize products; and

●	Advancing the Liquidmetal® Brand.

Applications for Liquidmetal Alloys

There is a very broad number of markets where Liquidmetal alloys have application opportunities. Some of the more prominent markets include: medical/ dental, automotive, non-consumer electronics, and sporting equipment. We believe that these areas are consistent with our strategy in terms of market size, building brand recognition, and providing an opportunity to develop and refine our processing capabilities. Although we believe that strategic partnership transactions could also create valuable opportunities beyond the parameters of these target markets, we anticipate continuing to pursue these markets both internally and in conjunction with partners.

●

Medical Devices. We are engaged in product development efforts relating to various medical devices that could be made from bulk Liquidmetal alloys. We believe that the unique properties of bulk Liquidmetal alloys provide a combination of performance and cost benefits that could make them a desirable replacement for incumbent materials, such as machined stainless steel and titanium, or components made from other more traditional metalworking technologies currently used in various medical device applications. Our ongoing emphasis has been on minimally invasive surgical instrument applications for Liquidmetal alloys. These include, but are not limited to, specialized blades, clamps, tissue suturing components, tissue manipulation devices and orthopedic instruments utilized for implant surgery procedures, dental devices, and general surgery devices. The potential value offered by our alloys is higher performance in some cases and cost reduction in others, the latter stemming from the ability of Liquidmetal alloys to be net shape molded into components, thus reducing costs of secondary processing common with other metalworking processes. The status of most components in the prototyping phase is subject to non-disclosure agreements with our customers.

●

Automotive Components. We are engaged in product development efforts relating to various automotive components that could be made from bulk Liquidmetal alloys. We believe that the unique properties of bulk Liquidmetal alloys provide the combination of long-lasting surface finish, corrosion resistance, strength, and precision required by most automotive applications, especially for the EV space. The potential value offered by our alloys is higher performance in some cases and cost reduction in others, the latter stemming from the ability of Liquidmetal alloys to be net shape molded into components, thus reducing costs of secondary processing common with existing processes.

●

Components for Non-Consumer Electronic Products. We work with partners to design, develop and supply components for non-consumer electronic devices utilizing our bulk Liquidmetal alloys and believe that our alloys offer enhanced performance and design benefits for these components in certain applications. Our strategic focus is primarily on parts that command a price commensurate with the performance advantages of our alloys. These product categories in the non-consumer electronics field include, but are not limited to, aerospace components, leisure products, and industrial machines. We believe that there are multiple applications and opportunities in the non-consumer electronics product category for us to produce parts that command the higher margin and premium prices consistent with our core business strategy.

●	Sporting Goods and Leisure Products. We are developing a variety of applications for Liquidmetal alloys in the sporting goods and leisure products area.

Corporate Information

We were originally incorporated in California in 1987, and we reincorporated in Delaware in May 2003. Our principal executive office is located at 20321 Valencia Circle, Lake Forest, California 92630. Our telephone number at that address is (949) 635-2100. Our Internet website address is www.liquidmetal.com and all of our filings with the SEC are available free of charge on our website. Information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies in this prospectus as well as our filings under the Exchange Act.

THE OFFERING

Issuer:	Liquidmetal Technologies, Inc.

Common stock to be offered by the selling stockholders:	417,326,959 shares of our common stock.

Offering price:	Market price or privately negotiated prices.

Common stock outstanding after the offering:	917,285,149 shares of common stock.

Use of proceeds:	We will not receive any proceeds from the sale of the Resale Shares by the selling stockholders.

Risk factors:	See “RISK FACTORS” beginning on page 5 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

The OTCQB symbol:	LQMT

The number of shares of common stock that will be outstanding immediately after this offering is based on the 917,285,149 shares of our common stock outstanding as of November 21, 2024 and excludes:

●	10,066,809 shares of common stock issuable upon the exercise of warrants outstanding as of November 21, 2024, at a weighted average exercise price of $0.07 per share;

●	26,584,667 shares of common stock issuable upon the exercise of options outstanding as of November 21, 2024, at a weighted average exercise price of $0.09 per share; or

●	4,666,202 shares of common stock reserved for future grant or issuance as of November 21, 2024 under our 2015 Equity Incentive Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk and many uncertainties. You should carefully consider the risks described in Part I, Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, together with all of the other information set forth in or incorporated by reference into this prospectus, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before making a decision about purchasing our securities in this offering. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In that case, the trading price of our common stock could decline and you could lose all or part of your investment in the securities being offered. For more information, see the sections entitled “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” in this prospectus. Please also read carefully the section entitled “SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.”

The Resale Shares being offered in this prospectus by the selling stockholders represent a substantial percentage of our outstanding common stock, and the sale of such shares could cause the price of our common stock to decline significantly or result in material changes to the ownership of, and voting power in relation to, our common stock.

This prospectus relates to the resale from time to time by the selling stockholders named herein of up to 417,326,959 shares of our common stock, which represent approximately 44.2% of our total outstanding shares of common stock based on our shares outstanding as of November 18, 2024. As such, sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell such shares, could cause the market price for shares of our common stock to decline, and such declines could be significant. Additionally, these sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities, and raise capital by selling equity securities, in the future at a time and at a price that we might otherwise wish to effect sales.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These statements may state our management’s plans, future events, objectives, current expectations, estimates, forecasts, assumptions or projections about the company and its business. Any statement in this report that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as “believes,” “estimates,” “projects,” “expects,” “intends,” “may,” “anticipates,” “plans,” “seeks,” and similar words or expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or results. These statements are not guarantees of future performance, and undue reliance should not be placed on these statements.

It is important to note that our actual results could differ materially from what is expressed in our forward-looking statements as a result of many factors. These forward-looking statements include, but are not limited to, statements concerning the following:

●	Our history of operating losses and the uncertainty surrounding our ability to achieve or sustain profitability;

●	Our limited history of developing and selling products made from our bulk amorphous alloys;

●	Challenges associated with having products manufactured from our alloys and the use of third parties for manufacturing;

●	Our limited history of licensing our technology to third parties;

●	Lengthy customer adoption cycles and unpredictable customer adoption practices;

●	Our ability to identify, develop, and commercialize new product applications for our technology;

●	Competition from current suppliers of incumbent materials or producers of competing products;

●	Our ability to identify, consummate, and/or integrate strategic partnerships;

●	The potential for manufacturing problems or delays; and

●	Potential difficulties associated with protecting or expanding our intellectual property position.

You should carefully consider the “RISK FACTORS” section of this prospectus and such other sections included or incorporated by reference herein and subsequent public statements, or reported, filed, or furnished with the SEC, before making any investment decision with respect to our securities. You are advised to consult any further disclosures we make on related subjects in our future public filings. See the sections “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.” We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time by the selling stockholders identified herein of up to an aggregate of 417,326,959 Resale Shares. The selling stockholders acquired their securities from an existing stockholder of the Company in privately negotiated transactions.

The Resale Shares referred to above are being registered to permit public sales of the Resale Shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares.

The table below sets forth certain information regarding the selling stockholders and the Resale Shares offered in this prospectus. The selling stockholders have had no material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities.

The number and percentage of shares beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership for each individual or entity includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire beneficial ownership of within 60 days of November 18, 2024 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to the shares shown as beneficially owned. A total of 917,285,149 shares of our common stock were issued and outstanding as of November 18, 2024.

Name of Selling	Number of Shares of Common Stock Owned Prior to Offering(1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering(1)(2)
Stockholder	Number	Percentage	Number	Number	Percentage
Yeung Tak Lugee Li(3)	237,539,071	25.6%	237,539,071	0	0%
Liquidmetal Technology Limited(4)	235,278,921	25.4%	235,278,921	0	0%
Lutos Capital, LLC(5)	44,946,972	4.9%	44,946,972	0	0%
Parnas Hills, LLC(6)	44,946,972	4.9%	44,946,972	0	0%
XEX International, LLC(7)	44,946,972	4.9%	44,946,972	0	0%
Matana Ventures, LLC(8)	44,946,972	4.9%	44,946,972	0	0%

(1)

Except as otherwise noted, shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise or conversion of all options, warrants and other securities convertible into common stock, beneficially owned by such person or entity currently exercisable or exercisable within 60 days of November 18, 2024. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days of November 18, 2024, or securities convertible into common stock within 60 days of November 18, 2024, are deemed outstanding and held by the holder of such shares of common stock, options, warrants, or other convertible securities, for purposes of computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person. The percentage of common stock beneficially owned is based on 917,285,149 shares of common stock outstanding as of November 18, 2024.

(2)

Assumes that the Selling Stockholders dispose of all of the shares of Common Stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the Selling Stockholders will sell all or any portion of the shares covered by this prospectus. Also assumes that all of the Warrants are exercised in full

(3)	Includes:

(a)          225,212,112 shares of common stock held of record by Liquidmetal Technology Limited. Professor Li is the majority owner, officer, and director of Liquidmetal Technology Limited and has the power to direct the voting and disposition of such shares;

(b)          10,066,809 shares issuable pursuant to a Warrant held by Liquidmetal Technology Limited which is exercisable currently or within 60 days of November 18, 2024. Professor Li is the majority owner, officer, and director of Liquidmetal Technology Limited and has the power to direct the voting and disposition of such shares;

(c)          1,360,150 shares of common stock held of record by Professor Li; and

(d)          900,000 shares issuable pursuant to outstanding stock options, which are exercisable currently or within 60 days of November 18, 2024, held by Professor Li.

The address of Professor Li is 20321 Valencia Circle, Lake Forest, California 92630.

(4)	Includes:

(a)          225,212,112 shares of common stock held of record by Liquidmetal Technology Limited; and

(b)          10,066,809 shares issuable pursuant to a Warrant held by Liquidmetal Technology Limited which is exercisable currently or within 60 days of November 18, 2024.

The address of Liquidmetal Technology Limited is Room 906, Tai Tung Building, 8 Fleming Road, Wanchai, Hong Kong

(5)

The reported securities are directly held by Lutos Capital, LLC (“Lutos Capital”), and may be deemed to be beneficially owned by Anthony Pong, as the Manager of Lutos Capital. The address of Lutos Capital is 2804 Dawley Ave., Orlando, Florida, USA 32806. Anthony Pong also directly holds 100,000 shares of common stock of the Company in his individual capacity.

(6)

The reported securities are held directly by Parnas Hills, LLC (“Parnas Hills”), and may be deemed to be beneficially owned by Paul Carrubba, as the Manager of Parnas Hills. The address of Parnas Hills is 705 Florence St., Baldwin, New York, USA 11510.

(7)

The reported securities are held directly by XEX International, LLC (“XEX International”), and may be deemed to be beneficially owned by Jingke Lin, as the Manager of XEX International. The address of XEX International is 705 Florence St., Baldwin, New York, USA 11510.

(8)

The reported securities are held directly by Matana Ventures, LLC (“Matana Ventures”), and may be deemed to be beneficially owned by Bill Wing Chun Lui, as the Manager of Matana Ventures. The address of Matana Ventures is 2804 Dawley Ave., Orlando, Florida, USA 32806.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the Resale Shares offered by them pursuant to this prospectus from time to time. We will not receive any proceeds from the sale of the Resale Shares by the selling stockholders covered by this prospectus.

DETERMINATION OF OFFERING PRICE

There is currently a limited public market for our common stock. The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “PLAN OF DISTRIBUTION” beginning on page 12 of this prospectus.

DIVIDEND POLICY

We have never paid a cash dividend on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future, and we plan to retain our earnings to finance our operations and future growth.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the “OTCQB Venture Marketplace” under the symbol “LQMT.” On November 21, 2024, the last reported sales price of our common stock was $0.0453 per share.

Common Stockholders

As of November 21, 2024, we had 212 active record holders of our common stock.

Quarterly High/Low Bid Quotations

The following table sets forth, on a per share basis, the range of high and low bid information for the shares of our common stock for each full quarterly period within the two most recent fiscal years and any subsequent interim period for which financial statements are included, as reported by the “OTCQB Venture Marketplace.” These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	High	Low
Year Ended December 31, 2024:

Third Quarter	$0.06	$0.04
Second Quarter	$0.08	$0.04
First Quarter	$0.08	$0.04

Year Ended December 31, 2023:

Fourth Quarter	$0.06	$0.05
Third Quarter	$0.04	$0.04
Second Quarter	$0.06	$0.06
First Quarter	$0.07	$0.07

Year Ending December 31, 2022:

Fourth Quarter	$0.17	$0.09
Third Quarter	$0.12	$0.06
Second Quarter	$0.11	$0.08
First Quarter	$0.08	$0.06

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 1,100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of November 21, 2024, we had 917,285,149 shares of common stock outstanding, and no shares of preferred stock outstanding.

Common Stock

Under our certificate of incorporation, each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in all assets remaining after payment of liabilities and any amounts due to the holders of preferred stock. Holders of our common stock have no preemptive, conversion or subscription rights. No redemption or sinking fund provisions apply to our common stock. Holders of our common stock do not have the right of cumulative voting in elections of directors, which means that holders of a majority of the outstanding shares of our common stock can elect all of the directors standing for election at any annual meeting of stockholders.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared from time to time by our board of directors out of legally available funds.

Preferred Stock

Our certificate of incorporation authorizes our board of directors, without stockholder approval, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon each such series of preferred stock, including voting rights, dividend rights, conversion rights, terms of redemption, liquidation preference, sinking fund terms, subscription rights and the number of shares constituting any series or the designation of a series.

Our board of directors is able to issue, without stockholder approval, preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock and reduce the likelihood that such holders will receive dividend payments or payments upon liquidation. Such issuance could have the effect of decreasing the market price of the common stock.

Anti-Takeover Provisions of Delaware Law and Certain Charter and Bylaw Provisions

The following is a summary of certain provisions of the Delaware General Corporation Law (the “DGCL”), and our certificate of incorporation and bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Number of Directors; Vacancies

Our certificate of incorporation provides that the number of directors on our board of directors is to be fixed exclusively pursuant to resolution adopted by our board of directors. The exact number of members on our board of directors is to be determined from time to time by resolution of a majority of our full board of directors.

Pursuant to our certificate of incorporation, each director is to serve until his or her successor is duly elected and qualified, unless he or she resigns, dies, becomes disqualified or is removed. Our certificate of incorporation further provides that, generally, vacancies or newly created directorships in our board of directors may only be filled by a resolution approved by a majority of our board of directors and any director so chosen will hold office until the next election of the class for which such director was chosen.

Stockholder Meetings

Our certificate of incorporation and bylaws provide that special meetings of stockholders will be able to be called only by (i) the Chairman of our board of directors or (ii) our Secretary at the written request of a majority of the number of directors that we would have were there no vacancies on our board of directors.

Action by Stockholders Without a Meeting

The DGCL permits stockholder action by written consent unless otherwise provided by a corporation’s certificate of incorporation.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting in the election of directors.

Stockholder Proposals and Nominations

Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of such proposed business in writing. To be timely, a stockholder’s notice generally must be delivered to or mailed and received at our principal executive office not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting.

Our bylaws also provide certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders. A stockholder’s notice must set forth, among other things, as to each business matter or nomination the stockholder proposes to bring before the meeting:

●	the name and address of the stockholder and the beneficial owner, if any, on whose behalf the proposal or nomination is made;

●	the class and number of shares that are owned of record and beneficially by the stockholder proposing the business or nominating the nominee;

●

a representation that the stockholder giving the notice is a holder of record of shares of our voting stock entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose the business or nominate the person or persons specified in the notice, as applicable; and

●

whether such stockholder or beneficial owner intends to deliver a proxy statement and forms of proxy to holders of at least the percentage of shares of our voting stock required to approve such proposal or nominate such nominee or nominees.

If the stockholder is nominating a candidate for director, the stockholder’s notice must also include the name, age, business address, residence address and occupation of the nominee proposed by the stockholder and the signed consent of the nominee to serve as a director on our board of directors if so elected. The candidate may also be required to present certain information and make certain representations and agreements at our request.

In addition, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations under the Exchange Act with respect to matters relating to nomination of candidates for directors.

Supermajority provisions

The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws require a greater percentage. Our amended and restated certificate of incorporation and bylaws do not contain any such requirements.

Delaware Anti-Takeover Statute

Section 203 of the DGCL, subject to certain exceptions, prohibits a publicly-held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such person or entity became an interested stockholder, unless:

●	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

●

at or subsequent to such date of the transaction that resulted in a person or entity becoming an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines an “interested stockholder” as any person that is:

●	owner of 15% or more of the outstanding voting stock of the corporation;

●

an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

●	an affiliate or associate of the above.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting stock.

Limitations on Liability and Indemnification of Directors and Officers

Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.

A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our certificate of incorporation provides for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our certificate of incorporation includes such a provision.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Transfer Agent and Registrar

The registrar and transfer agent for our common stock is Equiniti Trust Company, LLC.

Listing

Our common stock trades on The OTCQB under the symbol “LQMT.”

PLAN OF DISTRIBUTION

Up to 417,326,959 Resale Shares are being offered by this prospectus, all of which are being registered for sale for the accounts of the selling stockholders. We will not receive any of the proceeds from the sale by the selling stockholders of the Resale Shares. We will bear all fees and expenses incident to this registration.

The selling stockholders may sell all or a portion of the Resale Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale (if a public market exists), at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	sales pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, if available, rather than under this prospectus;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling Resale Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the Resale Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Resale Shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver Resale Shares covered by this prospectus to close out short positions and to return borrowed common stock in connection with such short sales. The selling stockholders may also loan or pledge common stock to broker-dealers that in turn may sell such shares of common stock.

The selling stockholders may pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the transferees, pledgees, donees or assigns or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Resale Shares in other circumstances in which case the transferees, pledgees, donees or assigns or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Resale Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Resale Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholders will sell any or all of the Resale Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Resale Shares stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by the law firm of Foley & Lardner LLP, Tampa, Florida.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023 and 2022, and for the years then ended, have been incorporated by reference herein in reliance on the report of BCRG Group, independent auditors, incorporated by reference herein, in reliance upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We must comply with the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. We maintain a website at www.liquidmetal.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by referenced is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 12, 2024, as amended by our Form 10-K/A filed on November 21, 2024;

●	Our Quarterly Reports on Form 10-Q filed with the SEC on May 20, 2024, August 13, 2024 and October 31, 2024;

●	Our Current Reports on Form 8-K filed with the SEC on March 19, 2024, May 7, 2024, May 9, 2024 and November 1, 2024;

●

The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on May 20, 2002, and any amendment or report filed with the SEC for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2023.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus but prior to the termination of the offering under this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Information in such future filings updates and supplements the information provided in this prospectus. Any statement in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated by reference to the extent that statements in the later-filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the information that is incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Liquidmetal Technologies, Inc.

Attn: Investor Relations

20321 Valencia Circle

Lake Forest, California 92630

Phone: (949) 635-2100

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by us in connection with the registration of the securities under this registration statement, all of which will be borne by us.

Securities and Exchange Commission Registration Fee	$3,194.64
Accounting Fees and Expenses	$50,000.00
Legal Fees and Expenses	$25,0000.00
Printing Expenses	$15,000.00
Total	$93,194.64

Item 14. Indemnification of Directors and Officers.

Amended and Restated Certificate of Incorporation, Bylaws and Delaware Law

Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Our bylaws provide that we shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify any director, officer, employee or agent of our company or any person serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide for the advancement of expenses (including attorneys’ fees) incurred by any person in his capacity as a director or an officer of our company in defending a civil, criminal, administrative or investigative action, suit or proceeding of the type contemplated by Section 145 of the DGCL prior to the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by us.

A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our certificate of incorporation provides for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our certificate of incorporation includes such a provision.

II-1

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Item 15. Recent Sales of Unregistered Securities

Since November 1, 2021, we have not sold any securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”).

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

See Exhibit Index.

(b)	Financial Statement Schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or related notes, which are incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-2

EXHIBIT INDEX

The following exhibits are filed as part of, or are incorporated by reference into, this Registration Statement on Form S-1:

Exhibit Number	Document Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on May 20, 2016).

3.2	Amended and Restated Bylaws of Liquidmetal Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on October 5, 2015).

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Form 10-Q filed on August 14, 2003).

5.1	Opinion of Foley & Lardner LLP.

10.1

Amended and Restated License Agreement, dated September 1, 2001, between Liquidmetal Technologies, Inc. and California Institute of Technology (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 filed on November 20, 2001 (Registration No. 333-73716)).

10.2**

Master Transaction Agreement, dated August 5, 2010, among Apple Inc., Liquidmetal Technologies, Inc., Liquidmetal Coatings, LLC and Crucible Intellectual Property, LLC (incorporated by reference from Exhibit 10.3 to the Form 10-Q filed on November 4, 2010).

10.3*	Liquidmetal Technologies, Inc. 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on July 2, 2012).

10.4	Common Stock Purchase Warrant, dated June 1, 2012, issued to Visser Precision Cast, LLC. (incorporated by reference from Exhibit 10.39 to the Registration Statement on Form S-1 filed July 18, 2012).

10.5	Common Stock Purchase Warrant, dated June 28, 2012, issued to Visser Precision Cast, LLC. (incorporated by reference from Exhibit 10.40 to the Registration Statement on Form S-1 filed July 18, 2012).

10.6

Amendment Number One to Master Transaction Agreement and Other Transaction Documents, dated June 15, 2012, among Apple Inc., Liquidmetal Technologies, Inc., Liquidmetal Coatings, LLC and Crucible Intellectual Property, LLC. (incorporated by reference from Exhibit 10.41 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 3, 2012).

10.7

Amendment Number Two to Master Transaction Agreement and Other Transaction Documents, dated May 19, 2014, among Apple Inc., Liquidmetal Technologies, Inc., Liquidmetal Coatings, LLC and Crucible Intellectual Property, LLC. (incorporated by reference from Exhibit 10.1 on the Form 10-Q filed on August 12, 2014).

10.8

Settlement Agreement and Mutual General Release, dated May 20, 2014, between Liquidmetal Technologies, Inc. and Visser Precision Cast, LLC. (incorporated by reference from Exhibit 10.1 to the Form 8-K filed on May 20, 2014).

10.9

Amended and Restated VPC Sublicense Agreement, dated May 20, 2014, between Liquidmetal Technologies, Inc. and Visser Precision Cast, LLC. (incorporated by reference from Exhibit 10.2 to the Form 8-K filed on May 20, 2014).

10.10

Amended and Restated Registration Rights Agreement, dated May 20, 2014, between Liquidmetal Technologies, Inc. and Visser Precision Cast, LLC. (incorporated by reference from Exhibit 10.3 to the Form 8-K filed on May 20, 2014).

10.11

Amended and Restated Mutual Nondisclosure Agreement, dated May 20, 2014, between Liquidmetal Technologies, Inc. and Visser Precision Cast, LLC. (incorporated by reference from Exhibit 10.4 to the Form 8-K filed on May 20, 2014).

10.12	Amended and Restated Common Stock Purchase Warrant, dated May 20, 2014, issued to Visser Precision Cast, LLC. (incorporated by reference from Exhibit 10.5 to the Form 8-K filed on May 20, 2014).

10.13*	Liquidmetal Technologies, Inc. 2015 Equity Incentive Plan (incorporated by reference from Exhibit 10.1 to the Form 8-K filed on February 9, 2015).

10.14

Amendment Number Three to Master Transaction Agreement and Other Transaction Documents, dated June 17, 2015, among Apple Inc., Liquidmetal Technologies, Inc., Liquidmetal Coatings, LLC and Crucible Intellectual Property, LLC (incorporated by reference from Exhibit 10.1 on the Form 10-Q filed on August 6, 2015).

10.15	Form of Director and Officer Indemnification Agreement (incorporated by reference from Exhibit 10.1 to the Form 8-K filed on October 5, 2015).

10.16	Form of Amended and Restated Director and Officer Indemnification Agreement (incorporated by reference from Exhibit 10.2 to the Form 8-K filed on October 5, 2015).

10.17

Stock Purchase Warrant, dated March 10, 2016, issued to Liquidmetal Technology Limited by Liquidmetal Technologies, Inc. (incorporated by reference from Exhibit 4.1 to the Form 8-K filed on March 14, 2016).

10.18

Securities Purchase Agreement, dated March 10, 2016, between Liquidmetal Technologies, Inc. and Liquidmetal Technology Limited (incorporated by reference from Exhibit 10.1 to the Form 8-K filed on March 14, 2016).

10.19

Parallel License Agreement, dated March 10, 2016, between Liquidmetal Technologies, Inc. and DongGuan Eontec Co., Ltd. (incorporated by reference from Exhibit 10.2 to the Form 8-K filed on March 14, 2016).

10.20

Amendment to Securities Purchase Agreement, dated August 17, 2016, between Liquidmetal Technologies, Inc. and Liquidmetal Technology Limited (incorporated by reference from Exhibit 10.1 to the Form 8-K filed on August 17, 2016).

10.21

Standard Industrial/Commercial Multi-Tenant Lease - Net, dated January 23, 2020, between 20321 Valencia, LLC and MatterHackers, Inc. (incorporated by reference from Exhibit 10.1 to the Form 8-K filed on January 29, 2020).

10.22

Business Development Agreement, dated January 31, 2020, between Liquidmetal Technologies, Inc. and Eutectix, LLC. (incorporated by reference from Exhibit 10.1 to the Form 8-K filed on February 5, 2020).

10.23**

Manufacture Supply Agreement dated January 12, 2022, between Liquidmetal Technologies, Inc. and Dongguan Yihao Metal Materials Technology Co. Ltd. (incorporated by reference from Exhibit 10.1 to the Form 8-K filed on January 19, 2022).

10.24

Liquidmetal Golf License Agreement dated January 13, 2022, between Liquidmetal Technologies, Inc. and Amorphous Technologies Japan, Inc. (incorporated by reference from Exhibit 10.2 to the Form 8-K filed on January 19, 2022).

10.25**

License Agreement, dated November 22, 2019, between Liquidmetal Technologies, Inc. and Amorphology Inc., as amended by First Amendment to License Agreement, dated March 15, 2024 (incorporated by reference from Exhibit 10.1 to the Form 8-K filed March 19, 2024).

10.26	Change of Control Agreement – Tony Chang (incorporated by reference from Exhibit 10.1 to the Form 10-Q filed on May 20, 2024).

10.27	Change of Control Agreement – Isaac Bresnick (incorporated by reference from Exhibit 10.2 to the Form 10-Q filed on May 20, 2024).

21.1	Subsidiaries of the Registrant (incorporated by reference from Exhibit 21.1 to the Form 10-K filed March 5, 2019).

23.1	Consent of Independent Registered Public Accounting Firm, BCRG Group.

23.2	Consent of Foley & Lardner LLP (contained in Exhibit 5.1).

24.1	Powers of Attorney relating to subsequent amendments (included on the signature page(s) of this report).

107	Filing Fee Table.

* Denotes a management contract or compensatory plan or arrangement.
** Portions of this exhibit have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on the 22nd day of November 2024.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Tony Chung
Tony Chung
Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Tony Chung and Isaac Bresnick and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any Rule 462(b) registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Tony Chung
Tony Chung	Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)	November 22, 2024

/s/ Lugee Li
Lugee Li	Chairman and Director	November 22, 2024

/s/ Isaac Bresnick
Isaac Bresnick	President and Director	November 22, 2024

/s/ Vincent Carrubba
Vincent Carrubba	Director	November 22, 2024

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